                                  SUPPLEMENT TO
                        COMMUNITY FINANCIAL SHARES, INC.
                           OFFER TO PURCHASE FOR CASH
                           UP TO 200,000 SHARES OF ITS
                      COMMON STOCK, NO PAR VALUE PER SHARE

                     AT A PURCHASE PRICE OF $26.00 PER SHARE

                             -----------------------

             THE OFFER TO PURCHASE, PRORATION PERIOD AND WITHDRAWAL
                  RIGHTS EXPIRE AT 5:00 P.M., CENTRAL TIME, ON
           SEPTEMBER 28, 2007 UNLESS THE OFFER TO PURCHASE IS EXTENDED

                             -----------------------

     On August 14, 2007, Community Financial Shares, Inc., a Delaware corporation, distributed an offer to purchase (the "original offer to purchase") and a related letter of transmittal (the "letter of transmittal") in connection with its offer to purchase for cash up to 200,000 shares of its common stock, no par value per share, at a purchase price of $26.00 per share. Community Financial Shares, Inc., by this supplement (the "supplement," together with the original offer to purchase, the "offer to purchase"), amends the original offer to purchase. Our offer is being made upon the terms and subject to the conditions described in the offer to purchase. The supplement is being provided to correct the pro forma disclosure under the line items captioned "Earnings per share" and Average shares outstanding" included in the "Summary Unaudited Pro Forma Financial Information, Statements of Income" which appeared on pages 18 and 19 of the original offer to purchase, and to supplement the "Notes to Unaudited Pro Forma Financial Information." Historical and pro forma disclosure of "Return on average assets" and "Return on average equity" has also been added.


       If you have already tendered your shares (or directed or instructed that your shares be tendered) and you wish to withdraw the tender of such shares, you may do so by delivering a written notice of withdrawal to the depositary, Illinois Stock Transfer Company, at any time prior to the expiration date and following the instructions described in Section 4 of the original offer to purchase. If you have tendered your shares by giving instructions to a bank, broker, dealer, trust company or other nominee, you must instruct that person to arrange for the withdrawal of your shares. We urge you to contact your broker, dealer, commercial bank, trust company or other nominee to find out their applicable deadline.

       Questions or requests for assistance or for additional copies of this offer to purchase, the letter of transmittal or other tender offer materials may be directed to the Dealer Manager/Information Agent at the address and telephone number set forth on the back cover of this supplement, and such copies will be furnished promptly at our expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning this offer.

       NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF COMMUNITY FINANCIAL SHARES, INC. AS TO WHETHER STOCKHOLDERS SHOULD TENDER SHARES PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE RELATED LETTER OF TRANSMITTAL. IF GIVEN OR MADE, THE RECOMMENDATION AND THE OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY COMMUNITY FINANCIAL SHARES, INC.

           The Dealer Manager and Information Agent for this offer is:

                           HOWE BARNES HOEFER & ARNETT

                 The date of this supplement is August 17, 2007

                                    IMPORTANT


       The following amends, supplements and replaces in its entirety the Summary Unaudited Historical Consolidated Financial Data and Summary Unaudited Pro Forma Financial Information contained on pages 15 through 19 in the original offer to purchase. Stockholders should read the original offer to purchase in conjunction with this supplement in considering whether to tender their shares. Terms defined in the original offer to purchase and used in this supplement but not otherwise defined in this supplement have the meanings assigned to them in the original offer to purchase.


            SUMMARY UNAUDITED HISTORICAL CONSOLIDATED FINANCIAL DATA
                                       AND
                SUMMARY UNAUDITED PRO FORMA FINANCIAL INFORMATION

       The following summary historical consolidated financial data for the year ended December 31, 2006 has been derived from the consolidated financial statements of Community Financial for the year ended December 31, 2006. The data should be read in conjunction with the consolidated financial statements and notes thereto included in Community Financial's Annual Report on Form 10-K for the year ended December 31, 2006. The following summary historical financial information for the six months ended June 30, 2007 has been derived from the consolidated financial statements and notes thereto included in Community Financial's Quarterly Report on Form 10-Q for the period ended June 30, 2007. Copies of these reports may be obtained as described in Section 17.

       The unaudited pro forma consolidated condensed financial information gives effect to the purchase of 200,000 shares pursuant to the offer at an assumed price of $26.00 per share based on the assumptions described below and in the related notes to the unaudited consolidated pro forma financial information.

       The summary unaudited consolidated condensed pro forma financial information should be read in conjunction with the historical audited consolidated financial statements and related notes in Community Financial's Annual Report on Form 10-K for the fiscal year ended December 31, 2006 and the historical unaudited consolidated financial statements and related notes in Community Financial's Quarterly Report on Form 10-Q for the six month period ended June 30, 2007. The following unaudited pro forma financial information is subject to a number of uncertainties and assumptions and does not purport to be indicative of the operating results that would actually have been obtained, or operating results that may be obtained in the future, or the financial position that would have resulted had the purchase of the shares pursuant to the offer been completed at the dates indicated.


                                         COMMUNITY FINANCIAL SHARES, INC.
                                          CONSOLIDATED BALANCE SHEETS
                                            (DOLLARS IN THOUSANDS)


                                                                                        HISTORICAL           PRO FORMA
                                                                                       DECEMBER 31,        DECEMBER 31,
                                                                                           2006             2006 (1)(2)
                                                                                     -----------------    ----------------
ASSETS

Cash and due from banks                                                                $   6,532            $   1,332
Interest bearing deposits                                                                  2,097                2,097
Federal funds sold                                                                         2,000                2,000
                                                                                     -----------------    ----------------
         Cash and cash equivalents                                                        10,629                5,429

Securities available for sale                                                             34,924               34,924
Loans, less allowance for loan losses of $1,549 and $1,381                               199,820              199,820
Federal Home Loan Bank stock                                                               5,398                5,398
Premises and equipment, net                                                               13,544               13,544
Cash value of life insurance                                                               5,462                5,462
Interest receivable and other assets                                                       1,964                1,964
                                                                                     -----------------    ----------------
         Total assets                                                                  $ 271,741            $ 266,541

LIABILITIES AND STOCKHOLDERS' EQUITY

Deposits                                                                               $ 234,725            $ 234,725
Federal Home Loan Bank advances                                                           10,500               10,500
Federal funds purchased                                                                       --                   --
Subordinated debentures                                                                    3,609                3,609
Interest payable and other liabilities                                                     2,306                2,306
                                                                                     -----------------    ----------------
         Total liabilities                                                               251,140              251,140
Stockholders' equity
         Common stock - no par value, 5,000,000 shares authorized;
           1,375,228 and 1,175,228 issued and outstanding                                     --                   --
         Paid-in-capital                                                                   8,231                3,031
         Retained earnings                                                                12,361               12,361
         Accumulated other comprehensive income (loss)                                         9                    9
                                                                                     -----------------    ----------------
                  Total stockholders' equity                                              20,601               15,401(3)
                                                                                     -----------------    ----------------
                  Total liabilities and stockholders' equity                           $ 271,741            $ 266,541


                      SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.


                                        COMMUNITY FINANCIAL SHARES, INC.
                                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                                        HISTORICAL         PRO FORMA
                                                                                          AS OF              AS OF
                                                                                         JUNE 30,           JUNE 30,
                                                                                           2007           2007 (1)(2)
                                                                                      ---------------    ---------------
ASSETS
Cash and due from banks                                                                 $   8,013          $   2,813
Interest bearing deposits                                                                      --                 --
Federal funds sold                                                                             --                 --
                                                                                      ---------------    ---------------
         Cash and cash equivalents                                                          8,013              2,813

Securities available-for-sale                                                              42,295             42,295
Loans, less allowance for loan losses of $1,553 and $1,553                                199,844            199,844
Loans held for sale                                                                           168                168
Federal Home Loan Bank stock                                                                5,398              5,398
Premises and equipment, net                                                                14,359             14,359
Cash value of life insurance                                                                5,144              5,144
Interest receivable and other assets                                                        2,019              2,019
                                                                                      ---------------    ---------------
         Total assets                                                                   $ 277,240          $ 272,040
                                                                                      ---------------    ---------------

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits                                                                                $ 233,775          $ 233,775
Federal Home Loan Bank advances                                                            15,500             15,500
Federal funds purchased                                                                     4,100              4,100
Subordinated debentures                                                                     3,609              3,609
Interest payable and other liabilities                                                      1,900              1,900
                                                                                      ---------------    ---------------
         Total liabilities                                                                255,884            255,884

Commitments and contingent liabilities
Shareholders' equity
         Common stock - no par value, 5,000,000 shares authorized;
           1,375,278 and 1,175,278 issued and outstanding                                      --                 --
         Paid-in-capital                                                                    8,242              3,042
         Retained earnings                                                                 13,494             13,494
         Accumulated other comprehensive income (loss)                                       (380)              (380)
                                                                                      ---------------    ---------------
                  Total shareholders' equity                                               21,356             16,156(3)
                                                                                      ---------------    ---------------
                  Total liabilities and shareholders' equity                            $ 277,240          $ 272,040
                                                                                      ---------------    ---------------

                      SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.


                                        COMMUNITY FINANCIAL SHARES, INC.
                                        CONSOLIDATED STATEMENTS OF INCOME
                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                      HISTORICAL            PRO FORMA
                                                                                      YEAR ENDED            YEAR ENDED
                                                                                     DECEMBER 31,          DECEMBER 31,
                                                                                         2006              2006 (1)(2)
                                                                                  -------------------    -----------------
Interest income
         Loans                                                                        $  14,429             $   14,429
         Securities
                  Taxable                                                                   731                    731
                  Exempt from federal income tax                                            618                    618
         Federal funds sold                                                                  34                     34
         Federal Home Loan Bank dividend and other                                          335                    335
                                                                                  -------------------    -----------------
                  Total interest income                                                  16,147                 16,147
                                                                                  -------------------    -----------------
Interest expense
         Deposits                                                                         5,544                  5,544
         Federal Home Loan Bank advances and other borrowed funds                           557                    557
         Subordinated debentures                                                            313                    313
                                                                                  -------------------    -----------------
                  Total interest expense                                                  6,414                  6,414
                                                                                  -------------------    -----------------
NET INTEREST INCOME                                                                       9,733                  9,733
Provision for loan losses                                                                   165                    165
                                                                                  -------------------    -----------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                       9,568                  9,568
                                                                                  -------------------    -----------------
Noninterest income
         Service charges on deposit accounts                                                509                    509
         Mortgage origination fees                                                          170                    170
         Other service charges and fees                                                     608                    608
         Gain on sale of fixed assets                                                         3                      3
         Gain on sale of securities                                                          --                     --
                                                                                  -------------------    -----------------
                  Total noninterest income                                                1,290                  1,290
                                                                                  -------------------    -----------------
Noninterest expense
         Salaries and employee benefits                                                   4,354                  4,354
         Net occupancy expense                                                              481                    481
         Equipment expense                                                                  472                    472
         Data processing                                                                    606                    606
         Advertising and marketing                                                          379                    379
         Professional fees                                                                  326                    326
         Other operating expenses                                                         1,136                  1,136
                                                                                  -------------------    -----------------
                  Total noninterest expense                                               7,754                  7,754
                                                                                  -------------------    -----------------
INCOME BEFORE INCOME TAXES                                                                3,104                  3,104
Income tax expense                                                                          918                    918
                                                                                  -------------------    -----------------
NET INCOME                                                                            $   2,186             $    2,186
                                                                                  -------------------    -----------------
EARNINGS PER SHARE
         Basic                                                                             1.59                   1.86
         Diluted                                                                           1.59                   1.85

Return on average assets                                                                   0.82%                  0.83%
Return on average equity                                                                  11.11%                 15.10%

                        SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.


                                        COMMUNITY FINANCIAL SHARES, INC.
                                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                     HISTORICAL               PRO FORMA
                                                                                     SIX MONTHS              SIX MONTHS
                                                                                   ENDED JUNE 30,          ENDED JUNE 30,
                                                                                        2007                 2007 (1)(2)
                                                                                ---------------------    --------------------
Interest income
         Loans                                                                    $    7,408               $    7,408
         Securities:
                  Taxable                                                                580                      580
                  Exempt from federal income tax                                         319                      319
         Federal funds sold                                                               29                       29
         Federal Home Loan Bank dividend and other                                       171                      171
                                                                                ---------------------    --------------------
                  Total interest income                                                8,507                    8,507
Interest expense
         Deposits                                                                      3,333                    3,333
         Federal Funds Purchased                                                          13                       13
         Federal Home Loan Bank advances and other borrowed funds                        264                      264
         Subordinated debentures                                                         163                      163
                                                                                ---------------------    --------------------
                  Total interest expense                                               3,773                    3,773
                                                                                ---------------------    --------------------
NET INTEREST INCOME                                                                    4,734                    4,734
Provision for loan losses                                                                 --                       --
                                                                                ---------------------    --------------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                                    4,734                    4,734
Noninterest income
         Service charges on deposit accounts                                             278                      278
         Mortgage origination fees                                                       207                      207
         Gain on sale of securities                                                       37                       37
         Life insurance death benefit                                                    478                      478
         Other noninterest income                                                        302                      302
                                                                                ---------------------    --------------------
                  Total noninterest income                                             1,302                    1,302
                                                                                ---------------------    --------------------
Noninterest expense
         Salaries and employee benefits                                                2,442                    2,442
         Net occupancy and equipment expense                                             516                      516
         Data processing expense                                                         335                      335
         Advertising and promotions                                                      200                      200
         Professional fees                                                               181                      181
         Other operating expenses                                                        778                      778
                                                                                ---------------------    --------------------
                  Total noninterest expense                                            4,452                    4,452
                                                                                ---------------------    --------------------
INCOME BEFORE INCOME TAXES                                                             1,584                    1,584
Provision for income taxes                                                               285                      285
                                                                                ---------------------    --------------------
NET INCOME                                                                        $    1,299               $    1,299
                                                                                ---------------------    --------------------
EARNINGS PER SHARE
         Basic                                                                    $     0.94               $     1.11
         Diluted                                                                        0.94                     1.10
Average shares outstanding basic                                                   1,375,263                1,175,263
Average shares outstanding diluted                                                 1,379,914                1,179,914
Dividends per share                                                               $     0.12               $     0.12

Return on average assets                                                                0.96%                    0.98%
Return on average equity                                                               12.34%                   16.34%

                  SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION.

                    Notes to Unaudited Pro Forma Information

 (1) The balance sheet data give effect to the purchase of 200,000 shares at $26.00 per share as of the balance sheet date. The income statement data give effect to the purchase of 200,000 shares at $26.00 per share as of the beginning of each period presented.
(2) No effect has been given to the cost incurred in connection with this offer. These costs are not expected to be material and will be capitalized as part of the cost of the shares purchased.
(3) The decrease in stockholders' equity assumes $5.2 million for share repurchases pursuant to the offer. The number of shares repurchased is assumed to be 200,000 shares. If we were to purchase an additional 2% of outstanding shares, this would result in an additional decrease in stockholders' equity and cash of $715,000.

                        COMMUNITY FINANCIAL SHARES, INC.

                                 August 17, 2007

             The Dealer Manager/Information Agent for the offer is:

                        HOWE BARNES HOEFER & ARNETT, INC.

                           222 South Riverside Plaza,
                                    7th Floor
                                Chicago, IL 60606
                      Telephone: (800) 800-4693 (toll free)

                        The depositary for the offer is:

                         ILLINOIS STOCK TRANSFER COMPANY

    BY MAIL, BY OVERNIGHT COURIER OR BY HAND                  BY FACSIMILE
        209 W. Jackson Blvd., Suite 903                       312-427-2879
              Chicago, IL 60601
       www.illinoisstocktransfer.com

Any questions concerning tender procedures or requests for additional copies of this supplement, the original offer to purchase, the letter of transmittal, notice of guaranteed delivery or other tender offer materials may be directed to the Dealer Manager/Information Agent at (800) 800-4693 or the depositary at
(800) 757-5755 or (312) 427-2953.